UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2009
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Iowa
(State or Other Jurisdiction of Incorporation)

001-32354	42-1490040
(Commission File Number)	(IRS Employer
Identification No.)
403 W Fourth Street North
Newton, Iowa 50208
(Address of Principal Executive Offices) (Zip Code)
(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 1, 2009, Iowa Telecommunications Services, Inc. (“Iowa Telecom”) entered into an Incremental Loan Amendment (the “Incremental Amendment”) to the Amended and Restated Credit Agreement dated as of November 23, 2004 (as amended from time to time, the “Credit Agreement”), among Iowa Telecom, the lenders party thereto and Rural Telephone Finance Cooperative, as administrative agent. Pursuant to the Incremental Amendment, Iowa Telecom borrowed $75.0 million in incremental loans under the uncommitted incremental loan facility provided under the Credit Agreement. Interest will accrue on the incremental loans at either a base rate plus 1.00% (in the case of base rate loans) or LIBOR plus 2.00% (in the case of Eurodollar loans), at the election of Iowa Telecom. The incremental loans are subject to the terms and conditions of the Credit Agreement and are entitled to the benefits of the collateral security provided to the other loans made pursuant to the Credit Agreement. The maturity date of the incremental loans is November 23, 2011.
     The proceeds of the incremental loans were used to fund a portion of the approximately $82 million purchase price for Iowa Telecom’s July 1, 2009 acquisition of substantially all the assets of Sherburne Tele Systems, Inc. The Sherburne acquisition is further described in Item 2.01 below.
     A copy of the Incremental Loan Amendment is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On July 1, 2009, Iowa Telecommunications Services, Inc. (“Iowa Telecom”) completed its acquisition of substantially all of the assets of Sherburne Tele Systems, Inc. for a purchase price of approximately $82.0 million in cash, subject to certain balance sheet and tax adjustments. Approximately $10.9 million of the purchase price was deposited into escrow accounts to satisfy, among other things, potential balance sheet purchase price adjustments, tax adjustments and potential indemnification claims by Iowa Telecom, if any. The purchase price was funded by an incremental term loan of $75.0 million under Iowa Telecom’s credit facilities, with the balance from borrowings under Iowa Telecom’s revolving credit facility.
     Sherburne Tele Systems is a closely-held telecommunications company serving nine communities adjacent to the Minneapolis/St. Paul Metropolitan Area. Sherburne’s operations include its ILEC services, marketed as Connections, Etc., and CLEC services provided through its wholly-owned subsidiary, NorthStar Access. Iowa Telecom is making the acquisition through Lakedale Telephone Company and other wholly-owned subsidiaries. Lakedale Telephone, based in nearby Annandale, Minnesota, is already subject to Minnesota regulations and tariffs. Iowa Telecom plans to continue the Sherburne Tele Systems operations under the existing Connections, Etc. and NorthStar Access names.
     Additional information regarding Sherburne Tele Systems and the terms of the completed acquisition are described in the press release dated July 1, 2009, which is attached as Exhibit 99.2 to this report and is incorporated herein by reference. The foregoing description of the Sherburne Tele Systems acquisition agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement dated November 21,

2008, a copy of which was filed as Exhibit 10.13 to Iowa Telecom’s Annual Report on Form 10-K for the year ended December 31, 2008, and which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit 2.1	Asset Purchase Agreement dated November 21, 2008 by and among Iowa Telecommunications Services, Inc., Sherburne Tele Systems, Inc. (“STS”), Sherburne County Rural Telephone Co., Sherburne Tel-Com, Inc., Sherburne Cable-Com, Inc., Sherburne Long Distance, Inc., Northstar Access, LLC, Northstar Tele-Com, Inc., Sherburne fiber-Com, Inc., those shareholders of STS set forth on the signature page of the agreement, and Robert K. Eddy in his capacity as the Shareholders’ Representative as defined in the agreement - incorporated by reference to Exhibit 10.13 to Iowa Telecom’s Annual Report on Form 10-K for the year ended December 31, 2008.

Exhibit 99.1*	Incremental Loan Amendment, dated as of July 1, 2009, to the Amended and Restated Credit Agreement, dated as of November 23, 2004, among Iowa Telecom, the lenders party thereto and Rural Telephone Finance Cooperative as administrative agent.

Exhibit 99.2*	Press release dated July 1, 2009.

*	filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 1, 2009

Iowa Telecommunications Services, Inc.
By	/s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
IOWA TELECOMMUNICATIONS SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 1, 2009	001-32354
IOWA TELECOMMUNICATIONS SERVICES, INC.

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1	Asset Purchase Agreement dated November 21, 2008 by and among Iowa Telecommunications Services, Inc., Sherburne Tele Systems, Inc. (“STS”), Sherburne County Rural Telephone Co., Sherburne Tel-Com, Inc., Sherburne Cable-Com, Inc., Sherburne Long Distance, Inc., Northstar Access, LLC, Northstar Tele-Com, Inc., Sherburne fiber-Com, Inc., those shareholders of STS set forth on the signature page of the agreement, and Robert K. Eddy in his capacity as the Shareholders’ Representative as defined in the agreement - incorporated by reference to Exhibit 10.13 to Iowa Telecom’s Annual Report on Form 10-K for the year ended December 31, 2008.

Exhibit 99.1*	Incremental Loan Amendment, dated as of July 1, 2009, to the Amended and Restated Credit Agreement, dated as of November 23, 2004, among Iowa Telecom, the lenders party thereto and Rural Telephone Finance Cooperative as administrative agent.

Exhibit 99.2*	Press release dated July 1, 2009.

*	filed herewith